EXHIBIT 10.9
NEWPARK RESOURCES, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN
(formerly known as the 2004 Non-Employee Directors’ Stock Option Plan)
1. PURPOSE.
     This Newpark Resources, Inc., Amended and Restated Non-Employee Directors’ Restricted Stock Plan (this “Amended and Restated Plan”) is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation (“Newpark”), and its stockholders by providing to each member of Newpark’s Board of Directors (the “Board”) who is a Non-Employee Director (as defined in paragraph 3 herein) with an opportunity to acquire a proprietary interest in Newpark by receiving restricted shares (“Restricted Shares”) of Newpark’s common stock, $0.01 par value per share (“Common Stock”), as herein provided. This Amended and Restated Plan amends and restates the 2004 Non-Employee Directors’ Stock Option Plan (the “2004 Plan”) pursuant to which Non-Employee Directors received grants of options (each a “Stock Option”) to purchase shares of Common Stock. It is intended that this Amended and Restated Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark. This Amended and Restated Plan is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a plan which provides for the transfer of restricted property as described in Prop. Reg. § 1.409A-1(b)(6), and is to be construed in accordance with this intent.
2.  ADMINISTRATION.
     2.1 This Amended and Restated Plan shall be administered by the Board or by a duly authorized committee of the Board. When the Board is administering this Amended and Restated Plan, all references in this Amended and Restated Plan to the “Committee” shall mean the Board.
     2.2 In addition to the automatic grants of Restricted Shares provided for in paragraph 4 of this Amended and Restated Plan, the Committee shall have full and complete authority, in its discretion: to award Restricted Shares to one or more Non-Employee Directors; to determine the number of Restricted Shares to be granted to a Non-Employee Director; to determine the time or times at which Restricted Shares will be granted and become Vested Shares (as described below); to remove or adjust any restrictions and conditions upon Stock Options or Restricted Shares; to specify, at the time of grant, provisions relating to the vesting of Restricted Shares and to accelerate or otherwise modify the exercisability of Stock Options or vesting of Restricted Shares; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of this Amended and Restated Plan. All interpretations and constructions of this Amended and Restated Plan by the Committee and all of its actions hereunder shall be binding and conclusive on all persons for all purposes.
     2.3 Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Amended and Restated Plan, to the extent that insurance, if any, does not cover the payment of such items.
3.  ELIGIBILITY.
     Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries (as defined in this paragraph 3) or of any parent corporation of Newpark (a “Non-Employee Director”) shall be eligible to be granted Restricted Shares under this Amended and Restated Plan. Eligibility shall be determined: (a) with respect to each director serving on the Board on the Effective Date (as defined in paragraph 23 herein), on that date; and (b) with respect to each director elected after the Effective Date, on the date such director is so elected. A Stock Option, once granted to a Non-Employee Director, shall remain in effect in accordance with its terms even if the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. Similarly, a Restricted Share, once granted to a Non-Employee Director, shall not be forfeited just because the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. “Subsidiary” shall mean each corporation which is a “subsidiary corporation” of Newpark within the definition contained in Section 424(f) of the Code.
4. GRANTS.
     4.1 Subject to stockholder approval of this Amended and Restated Plan, each Non-Employee Director who is first elected a director after the Effective Date will be granted 10,000 Restricted Shares automatically on the date of such election (the “Original Grant”).
     4.2 Subject to stockholder approval of this Amended and Restated Plan, each Non-Employee Director (whether in office on the Effective Date or subsequently elected) shall be granted 10,000 Restricted Shares automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) at which such Non-Employee Director is re-elected, commencing with the annual meeting in 2007. If no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) occurs in a calendar year, and such Non-Employee Director continues in office as a Non-Employee Director at the end of such calendar year, then such Non-Employee Director automatically shall be granted such 10,000 Restricted Shares pursuant to this paragraph 4.2 on the last Business Day of such calendar year, subject to the terms and conditions of this Amended and Restated Plan. Notwithstanding the foregoing, a Non-Employee Director shall not receive a grant of Restricted Shares pursuant to this paragraph 4.2 if such Non-Employee Director received an Original Grant within six months before the date on which such Non-Employee Director would have become entitled to receive a grant pursuant to this paragraph 4.2. For purposes of this Amended and Restated Plan, the terms “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.
     4.3 Each award of Restricted Shares made to a Non-Employee Director under this Amended and Restated Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.
     4.4 Subject to the provisions of paragraph 13 of this Amended and Restated Plan, (a) the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under the 2004 Plan prior to this amendment and restatement and (b) the number of Restricted Shares issued and issuable under this Amended and Restated Plan, collectively, shall not exceed 1,000,000. All such Stock Options previously granted shall remain outstanding in accordance with the terms of the 2004 Plan prior to this amendment and restatement. Shares underlying any Stock Options that expire without being fully exercised shall be available for grant as Restricted Shares under this Amended and Restated Plan. If the number of shares of Common Stock available is insufficient to permit Newpark to deliver to all Non-Employee Directors the full number of Restricted Shares to be issued as of any date as of which an award is made (after accounting for the number of shares of Common Stock issued and issuable under Stock Options), the available shares of Common Stock shall be divided among the Non-Employee Directors on such date pro-rata, and Newpark shall take appropriate action to increase the number of shares authorized, subject to stockholder approval.
5.  PURCHASE PRICE; FAIR MARKET VALUE.
     The purchase price (the “Exercise Price”) of shares of Common Stock subject to each Stock Option (“Option Shares”) granted under the 2004 Plan prior to this amendment and restatement shall equal the fair market value (“Fair Market Value”) of such shares on the date of grant (the “Date of Grant”) of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock on such Date of Grant, or, if such Date of Grant is not a Business Day, on the Business Day immediately preceding such date, and the method for determining the closing price shall be determined by the Committee. The “Fair Market Value” of a Restricted Share shall be determined in the same manner that the Fair Market Value of an Option Share is determined in accordance with this paragraph 5, and the “Date of Grant” shall refer to the date of grant of such Restricted Share.
6. OPTION PERIOD.
     The term of each Stock Option shall commence on the Date of Grant of the Stock Option and shall be 10 years. Subject to the other provisions of the 2004 Plan prior to this amendment and restatement, (a) each Stock Option granted pursuant to paragraph 4.1 of the 2004 Plan prior to this amendment and restatement shall be exercisable during its term as to 20% of the Option Shares during the 12 months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the 12 months beginning on the second anniversary of the Date of Grant; 20% during the 12 months beginning on the third anniversary of the Date of Grant; 20% during the 12 months beginning on the fourth anniversary of the Date of Grant; and 20% during the 12 months beginning on the fifth anniversary of the Date of Grant; and (b) each Stock Option granted pursuant to paragraph 4.2 of the 2004 Plan prior to this amendment and restatement shall be exercisable during its term as to one-third of the Option Shares during the 12 months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the 12 months beginning on the second anniversary of the Date of Grant; and one-third of the Option Shares during the 12 months beginning on the third anniversary of the Date of Grant.
     If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Stock Option.
7. EXERCISE OF OPTIONS.
     Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to Newpark, attention of the Corporate Secretary, at Newpark’s principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 10.1. Payment may be made in cash, by cashier’s or certified check, or by surrender of previously owned shares of Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).
8.  CONTINUOUS DIRECTORSHIP REQUIRED FOR OPTION EXERCISE.
     Except as provided in paragraph 11 below, a Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Newpark.
9. VESTING AND FORFEITURE PROVISIONS OF RESTRICTED SHARES.
     9.1 Each Restricted Share granted pursuant to paragraph 4 shall be initially a “Non-Vested Share” and shall be subject to transfer and forfeiture restrictions as set forth herein during the period (the “Restriction Period”) commencing on the Date of Grant of such Restricted Share and ending when such Restricted Share becomes a Vested Share, as provided herein.
     9.2 Subject to the provisions of this Amended and Restated Plan, the Restriction Period shall terminate with respect to Restricted Shares, whether issued pursuant to paragraph 4.1 or paragraph 4.2, and such Restricted Shares shall become “Vested Shares,” in full on the first anniversary of the applicable Date of Grant of such Restricted Shares.

     9.3 Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Non-Employee Director, and such Non-Employee Director may retain all such Restricted Shares, subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such Restricted Shares.
     9.4 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director other than as set forth in paragraph 9.3 above, the Non-Employee Director may retain all Vested Shares held by such Non-Employee Director subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such shares, and all Non-Vested Shares shall be immediately forfeited by the Non-Employee Director and reacquired by Newpark without any payment or other consideration, and the Non-Employee Director shall have no further rights with respect to such forfeited shares.
     9.5 A certificate representing Restricted Shares (the “Certificate”) shall be released to the Non-Employee Director, free and clear of all restrictions and other provisions of this Amended and Restated Plan, except for restrictions required for compliance with the Securities Act of 1933, as amended (the “Securities Act”), on the first Business Day immediately following the last day of the Restriction Period with respect to such Restricted Shares, or as soon as practicable thereafter.
     9.6 In addition to the transfer restrictions set forth in this Amended and Restated Plan and any agreement between Newpark and a Non-Employee Director, which may apply to Vested Shares and Non-Vested Shares alike, Non-Vested Shares shall be subject to the following restrictions during the Restriction Period:
          (a) Non-Vested Shares shall be subject to forfeiture to Newpark as provided in paragraph 9.4 of this Amended and Restated Plan.
          (b) None of the Non-Vested Shares and no interest therein may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares, and neither the right to receive Restricted Shares nor any interest under this Amended and Restated Plan may be assigned by a Non-Employee Director, and any attempted disposition in violation of these restrictions shall be null and void.
          (c) Each Certificate shall be issued in the name of the Non-Employee Director and shall be held by Newpark. At the option of Newpark, each Certificate shall bear appropriate restrictive legends and be subject to appropriate “stop transfer” orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable securities law. The Non-Employee Director shall deliver to Newpark stock powers endorsed in blank to Newpark to be used by Newpark in the event a Restricted Share is forfeited.
          (d) Any additional Common Stock or other securities or property (other than cash) that may be issued with respect to Restricted Shares as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of this Amended and Restated Plan and any applicable agreement between Newpark and a Non-Employee Director.
           (e) The issuance of any Restricted Shares shall be subject to and contingent upon (i) completion of any registration or qualification of the Restricted Shares under any federal or state law or government rule or regulation that Newpark, in its sole discretion, determines to be necessary or advisable; and (ii) the execution by the Non-Employee Director and delivery to Newpark of (A) any agreement reasonably required by Newpark, and (B) the stock power referred to in paragraph 9.6(c).
10. SECURITIES LAW RESTRICTIONS.
     10.1 Exercise of each Stock Option is conditioned upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director’s execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) Newpark may comply with said securities law restrictions and issue “stop transfer” instructions to its Transfer Agent and Registrar without liability; (d) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will timely file all reports required under federal securities laws; and (e) each Non-Employee Director will report all sales of Option Shares to Newpark in writing on a form prescribed by Newpark.
     10.2 Each Non-Employee Director acquiring Restricted Shares pursuant to an award under this Amended and Restated Plan shall represent and agree with Newpark that: (a) such Non-Employee Director is acquiring Restricted Shares for investment purposes and not with a view to the distribution thereof; (b) no Restricted Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (c) each Restricted Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (d) Newpark may comply with said securities law restrictions and issue “stop transfer” instructions to its Transfer Agent and Registrar without liability; (e) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Exchange and will timely file all reports required under federal securities laws; and (f) each Non-Employee Director will report all sales of Restricted Shares to Newpark in writing on a form prescribed by Newpark.
     10.3 No Stock Option shall be exercised and no Restricted Shares shall be resold by a Non-Employee Director unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder and Restricted Shares, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options and resale of Restricted Shares may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Newpark shall have no obligation to file any Registration Statement covering resales of Option Shares or Restricted Shares.
11. EFFECT OF TERMINATION OF SERVICE ON STOCK OPTIONS.
     11.1 Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Non-Employee Director shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof. Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) 12 months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s continuous service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not outstanding and presently exercisable by such Non-Employee Director at the date of death or termination of directorship by reason of Disability, shall terminate as of the date of death or such termination of directorship and shall not be exercisable thereafter.
     11.2 Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, all outstanding Stock Options, whether or not exercisable on the date of such termination, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) three months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s service as a Non-Employee Director.
     11.3 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director for any reason other than the reasons set forth in paragraph 11.1 or paragraph 11.2, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) three months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not then outstanding and presently exercisable by such Non-Employee Director at the date of termination of directorship shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.
     11.4 For purposes of this Plan, “Disability” shall mean total and permanent incapacity of a Non-Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a director, which disability shall be determined: (a) on medical evidence by a licensed physician designated by the Committee, or (b) on evidence that the Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.
12. RESTRICTIONS ON TRANSFER OF STOCK OPTIONS.
     12.1 Stock Options granted under 2004 Plan prior to this amendment and restatement may contain terms specifically authorized by the Committee, in its sole discretion, which (a) permit transfer of all or any portion of such Stock Options by an award recipient to (i) the spouse, children (including step-children and adopted children) or grandchildren of such recipient (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than such recipient and Immediate Family Members have beneficial interests, or (iv) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (b) permit the exercise of such Stock Options by such transferees. Unless the Committee shall determine otherwise in its sole discretion, transferred Stock Options may not be further transferred by the transferees thereof except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

     12.2 Notwithstanding any transfer permitted in accordance with paragraph 12.1, transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting such Stock Options to be exercised by a permitted transferee), including but not limited to the provisions of 2004 Plan prior to this amendment and restatement, this Amended and Restated Plan, as applicable, and any agreements governing (1) the exercise of Stock Options, (2) the termination of Stock Options at the expiration of their term or following termination of the directorship of the Non-Employee Director to which the Stock Options were issued, and (3) the payment of withholding taxes. No interest hereunder of any Non-Employee Director or transferee shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.
     12.3 Except as otherwise specifically provided by the Committee in accordance with this paragraph 12, each Stock Option granted under 2004 Plan prior to this amendment and restatement may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during a Non-Employee Director’s lifetime only by such Non-Employee Director or by such Non-Employee Director’s legal representative.
13. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.
     13.1 The number and class of shares subject to each Stock Option outstanding from time to time, the Exercise Price thereof (but not the total price), the maximum number of Stock Options and Restricted Shares that may be granted under this Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and kind of Restricted Shares that may be granted under this Amended and Restated Plan, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 2.5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment (a “Capital Adjustment”), so that, upon exercise of a Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such Capital Adjustment. Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in the Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being (i) available under this Amended and Restated Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Amended and Restated Plan, Newpark shall pay the holder of such award an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the Fair Market Value thereof (determined in the manner prescribed by paragraph 5) on the date of such Capital Adjustment.

     13.2 Upon a reorganization, merger or consolidation of Newpark with one or more corporations as a result of which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of Newpark to another corporation, or any dividend or distribution to stockholders of more than 10% of Newpark’s assets, adequate adjustment or other provisions shall be made by Newpark or other party to such transaction so that there shall remain and/or be substituted for Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.
     13.3 Subject to paragraph 25, (a) in the event of a Change in Control (as defined in the 2004 Plan prior to this amendment and restatement) of Newpark, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full until expiration at the end of the fixed term thereof or until earlier terminated in accordance with paragraph 11 or paragraph 11, and (b) in the event of a Change in Control (as defined in clause (a) of this paragraph 13.3) of Newpark, all outstanding Restricted Shares shall immediately become Vested Shares.
          (a) For any grants of Restricted Shares made after the Effective Date, a “Change in Control” shall be deemed to have occurred if (i) a Takeover Transaction (as defined in clause (b) of this paragraph 13.3) occurs; or (ii) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board, or, if Newpark had a nominating committee at such time, its nominating committee, immediately preceding such election; or (iii) Newpark effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets.
          (b) A “Takeover Transaction” shall mean (i) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board immediately prior to such transaction continue to constitute a majority of the Board or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Newpark’s then outstanding securities.

14. WITHHOLDING TAXES.
     Newpark shall have the right at the time of grant, vesting or exercise of any Stock Option or Restricted Share, as applicable, to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant, vesting or exercise (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (a) by requiring the Non-Employee Director to tender a cash payment to Newpark, (b) by withholding from the Non-Employee Director’s cash compensation, (c) in the case of Stock Options, by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate Fair Market Value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director’s Tax Liability, or (d) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause (c) above upon the satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares and/or Restricted Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.
15. SECTION 16(B) OF THE EXCHANGE ACT.
     This Amended and Restated Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Amended and Restated Plan to the contrary, if the consummation of any transaction under this Amended and Restated Plan, or the taking of any action by the Committee in connection with a Change in Control of Newpark, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.
16. UNFUNDED PLAN.
     This Amended and Restated Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Option Shares and/or Restricted Shares in connection with an award, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general unsecured creditor of Newpark. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Amended and Restated Plan to deliver Option Shares and/or Restricted Shares with respect to awards hereunder.

17. SECTION 409A OF THE CODE.
     If any provision of this Amended and Restated Plan contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an award made hereunder to be subject to the interest and penalties under Section 409A of the Code, such provision of this Amended and Restated Plan shall be modified to maintain, to the maximum extent practicable, the original intent of applicable provision without violating provisions of Section 409A of the Code.
18. AMENDMENTS AND TERMINATION.
     The Board may at any time suspend, amend or terminate this Amended and Restated Plan. No amendment or modification of this Amended and Restated Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Amended and Restated Plan, (b) materially increase the maximum number of Option Shares and Restricted Shares which may be issued under this Amended and Restated Plan (except for adjustments pursuant to paragraph 13), or (c) materially modify the requirements as to eligibility for participation in this Amended and Restated Plan.
19. SUCCESSORS IN INTEREST.
     The provisions of this Amended and Restated Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.
20. OTHER DOCUMENTS.
     All documents prepared, executed or delivered in connection with this Amended and Restated Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Amended and Restated Plan, and in the event of any conflict between the terms of any such document and this Amended and Restated Plan, the provisions of this Amended and Restated Plan shall prevail.
21. NO RETENTION RIGHTS.
     Neither the establishment of this Amended and Restated Plan nor the awarding of Stock Options, Option Shares and/or Restricted Shares to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by this Amended and Restated Plan.
22. MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.
     Notwithstanding any other provision of this Amended and Restated Plan, all unexercised Stock Options and Non-Vested Shares held by a Non-Employee Director shall automatically terminate or be forfeited, as applicable, as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon termination or forfeiture of such Stock Options and/or Restricted Shares, as applicable, such Non-Employee Director shall have no further rights or benefits under this Amended and Restated Plan.
23. TERM OF PLAN.
     This Amended and Restated Plan was adopted by the Board effective as of April 26, 2007 (the “Effective Date”). No Restricted Shares may be granted under this Amended and Restated Plan after March 9, 2014, which date is 10 years from the date of the Board’s original adoption of the 2004 Plan.
24. GOVERNING LAW.
     This Amended and Restated Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflict of law principles.
25. STOCKHOLDER APPROVAL OF PLAN.
     No Restricted Shares shall be granted pursuant to this unless and until the stockholders of Newpark have approved this Amended and Restated Plan, and all other legal requirements have been fully complied with. If stockholder approval of this Amended and Restated Plan is not obtained on or before April 26, 2008, this Amended and Restated Plan shall continue in effect as it was before being amended and restated.
26. PRIVILEGES OF STOCK OWNERSHIP.
     The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder. Each Non-Employee Director who receives an award of Restricted Shares hereunder shall, subject to the provisions of this Amended and Restated Plan, have all of the rights of a stockholder with respect such Restricted Shares, including the right to vote such shares and receive cash dividends and other cash distributions thereon.
27. SEVERABILITY.
     If all or any part of this Amended and Restated Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Amended and Restated Plan not declared to be unlawful or invalid. Any paragraph or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part thereof to the fullest extent possible while remaining lawful and valid.